UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2012

MOHAWK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-13697	52-1604305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia		30701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (706) 629-7721

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2012, Mohawk Industries, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to its five-year, senior, secured revolving credit facility (the “Credit Facility”) evidenced by a Credit Agreement, dated as of July 8, 2011 as amended January 20, 2012, by and among the Company and certain of its subsidiaries, as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and a L/C Issuer, the other lenders party thereto and the other parties thereto as set forth in the Amendment attached to this report. The Amendment permits the Company to engage in a receivables financing during any period in which the Company’s rating agency ratings are such that the Credit Facility remains unsecured.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Amendment No. 2 to Credit Agreement dated as of November 16, 2012 by and among the Company and certain of its subsidiaries, as Borrowers, certain of its subsidiaries, as Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and a L/C Issuer, the other lenders party thereto, and the other parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: November 21, 2012	By:	/s/ James T. Lucke
James T. Lucke
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit

10.1 Amendment No. 2 to Credit Agreement dated as of November 16, 2012 by and among the Company and certain of its subsidiaries, as Borrowers, certain of its subsidiaries, as Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and a L/C Issuer, the other lenders party thereto, and the other parties thereto.